EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares

11/13/20091	Sale	$1.5151	14509

11/16/20092	Sale	1.6992	12300

11/17/20093	Sale	1.6283	575

11/30/2009	Sale	1.35	1000

12/1/2009	Sale	1.20	3000

12/2/20094	Sale	1.3049	73900

12/3/20095	Sale	1.2406	10641

12/4/20096	Sale	1.3109	16300

12/7/20097	Sale	1.3331	6200

12/8/2009	Sale	1.35	4100

12/14/20098	Sale	1.2827	3200

12/15/20099	Sale	1.3546	2906

12/16/200910	Sale	1.306	500

12/18/200911	Sale	1.2624	3300

12/21/2009	Sale	1.26	300

12/23/2009	Sale	1.25	5000

12/28/200912	Sale	1.2238	2100

12/31/200913	Sale	1.2084	28188

1 This transaction was executed in multiple trades at prices ranging from $1.50 - 1.55
2 This transaction was executed in multiple trades at prices ranging from $1.60 - 1.75
3 This transaction was executed in multiple trades at prices ranging from $1.51 - 1.68
4 This transaction was executed in multiple trades at prices ranging from $1.15 - 1.49
5 This transaction was executed in multiple trades at prices ranging from $1.24 - 1.25
6 This transaction was executed in multiple trades at prices ranging from $1.275 - 1.42
7 This transaction was executed in multiple trades at prices ranging from $1.32 - 1.40
8 This transaction was executed in multiple trades at prices ranging from $1-28 - 1.29
9 This transaction was executed in multiple trades at prices ranging from $1.30 - 1.38
10 This transaction was executed in multiple trades at prices ranging from $1.30 - 1.33
11 This transaction was executed in multiple trades at prices ranging from $1.26 - 1.28
12 This transaction was executed in multiple trades at prices ranging from $1.22 - 1.23
13 This transaction was executed in multiple trades at prices ranging from $1.20 - 1.24